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                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use in this Annual Report on Form 10-KSB of our report dated January 30, 1998, relating to the financial statements of Electronic Transmission Corporation for the years ended December 31, 1996 and 1997.


/s/ Simonton, Kutac & Barnidge, L.L.P.
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Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas


August 14, 1998